Exhibit 10.11

TEXT MARKED BY [* * *] HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

“Concept to Commercialization”
Confidential Proposal
Formulation and Development, Commercial manufacturing of a chewable Veterinary tablet

Prepared For
Richard Chin
Kindred Biotechnology CEO
Proposal #12261200
Date 12/26/2012

- .

Exhibit 10.11

Company Description:
Sterling Pharmaceutical is a full service contract pharmaceutical development company offering drug development and manufacturing services to the pharmaceutical, nutritional and biotechnology industries. Sterling supports virtual and mid-size companies; Sterling offers services from development of novel dosage forms in tablets, capsules, liquids, creams and ointments. Sterling works to bring low volume underserved products to the market. Sterling works with clients to identify their ideal drug product and works to achieve that goal by focusing on most cost effective way not only to develop but to also manufacture final client product. Sterling combines years of pharmaceutical expertise in areas of development, manufacturing, regulatory and quality to provide the highest quality and safest products for market.
FDA registered facility
DEA Registered facility

Sterling Services
Sterling Provides development and manufacturing services for the following:

•	Solid dosage (Tablets, layered, matrix, ODT; Capsules

•	Modified release dosages (tablets, capsules)

•	Granulation (High shear, fluid bed, single pot hot melt)

•	Functional particle coating for modified release, taste masking

•	Semi-solids (creams, ointments, lotions, ophthalmic)

•	Liquids (oral, suspension, ophthalmic solutions)

- .

Exhibit 10.11

Executive Summary

Kindred Biotechnology has requested Sterling Pharmaceuticals formulate and manufacture a chewable Fexofenadine Veterinary tablet for filing. Sterling will develop a stable formula in a flavored application. The product will be filed by Kindred Biotechnology , Sterling will assist with the filing the filing will be the property of Kindred Biotechnology.

Company Overview
This proposal is being submitted on behalf of:
Sterling Pharmaceutical Services LLC
109 S Second st
Dupo, IL 62239

By: Robert T Flynn
Vice President
Ph: 618-286-6060
Email: [******]

Project Assumptions

The client will provide safety and potency ratings for the pharmaceutical active ingredient (API).

The API does not require any special handling or dedicated equipment. If so equipment will be purchased for said project and be charged at straight pass through to client

Ambient room conditions are suitable for processing and handling of the drug substance. If low humidity is required final quote for manufacturing will be 30% premium.

Sterling will provide all relevant documentation required for clinical trial materials.

- .

Exhibit 10.11

Proposed deliverables and costs

1. Sterling will assign a project manager to oversee progress against goals and timeliness and to be liaison with client to support client’s project goals
Cost: Included

2. Analytical

•	Review existing USP methods if applicable

•	Provide method verification

•	Develop analytical methods for Assay, Dissolution and Impurities

•

Cost: $[******]

3. Formulation

•	Develop flavored fexofenadine chewable formulation

•	Perform compatibility studies for excipients

•	Manufacture minimum of 3 prototype batches

•	Place prototype batches on accelerated stability for 3 months

•	Write development report

•	Write protocol for exhibit batch
Cost: $[******]

4. Clinical batch manufacture

•	Receive and release all materials to manufacture clinical batch, plus matching placebo

•	Prepare exhibit batch record

•	Execute manufacturing batch record

•	Test and release batch for clinical trial
Cost: $[******] plus cost of API

5. Commercial Manufacturing Cost

•	To be determined upon final formulated batch and finalized dosing for a veterinary application

•	Range of product would be $[******] per 100ct bottle this is driven by API cost

- .

Exhibit 10.11

6. Stability of Prototype batch and clinical batch

•	Stability protocol written and executed

•	Samples placed on accelerated stability pulls at T0, T1, T2, T3, and T6

•	Samples placed on real time stability with pulls at T3, T6, T9, T12, T18, T24

•	Samples tested for Assay and Dissolution at every pull

•	Impurities to be done at T1, T3, T6 on accelerated

•	Prepare final stability report

Cost: $[******] per pull point to be charged at time of testing over the stability test period

Miscellaneous cost:
Tablet Tooling:
R&D/Exhibit batch $[******] assumes a round tablet if different shape wanted cost will be adjusted and just passed through.

All reagents and columns that may be needed for analytical work will be billed at time of purchase and passed through at cost to the client.

- .

Exhibit 10.11

Timeline:
Formulation [******] after receipt of API from supplier
Analytical development [******] run concurrently to formulation
Stability start with [*] protoypes after formulation is completed. Stability pulls to be done at T0, [******], [******], [******] to achieve [*] data points if results are trending positively at [******] clinical batch manufacturing will commence.
Clinical Batch manufacture [******] from start to release of batch
Samples for animal taste testing within [******] of formulation starting

PAYMENT TERMS
Client agrees to remit an Initial Payment to Sterling Pharmaceuticals in the amount of $[******] this initial payment will be applied towards the final project invoice payment. The initial payment shall be sent to Sterling Pharmaceutical Services at 109 S Second St Dupo IL 62239 within fifteen (15) days of signature of this quotation. Client may terminate this quotation and such would be effective upon thirty (30) days written notice to Sterling Pharmaceutical Services. In the event the client terminates this quotation, Sterling Pharmaceutical Services shall retain the initial payment as a project cancellation charge.
Client will be billed monthly based upon expended hours against the project tasks. The estimated “task” cost will not be exceeded unless “out of scope” changes are incurred and agreed upon by client. For invoice-based payments, client will pay such invoices thirty (30) days after receiving the invoice statement. A late fee of 1.5% per month will be added to all unpaid invoices. Any deviation in payment terms must be agreed to in writing. Sterling Pharmaceutical Services has the right to ask for payment in advance if established payment terms are not adhered to. Sterling Pharmaceutical Services reserves the right to cease all work if payment is not received. In the event of payment default, the client will be responsible for reasonable collection and/or attorney fees. Out of scope changes or additional work outside of this quotation are billable at $175/hr and will be identified and proposed in a change order (C.O) for review and approval by the client.

- .

Exhibit 10.11

TERMS & CONDITIONS
All work on the project will be considered authorized to proceed by client, upon acceptance of this proposal as signed and indicated below.
Liability: Sterling Pharmaceutical Services is not an issuer or guarantor. Sterling Pharmaceutical Services represents that the services shall be performed within the limits mutually agreed to, in writing, and in a manner consistent with the level of care and skill ordinarily exercised by providers of similar services under similar circumstances.

Any work that is patentable as they relate to fexofenadine and/or veterinary field will be owned by client. All other work that is patentable will be the jointly owned by client and Sterling Pharmaceutical Services LLC unless mutually agreed to be owned individually by either party. Legal costs for filing patent to be determined.
Sterling reserves the right to adjust this quotation upon final review of formulation and analytical methods. If project scope and or deliverables changes Sterling may revise this proposal for adjusting pricing for additional services as necessary upon agreement of both parties.
Upon completion of the project, the remaining product and supplies will be retained for 60 days. Client will advise Sterling as to the disposition of these materials within stated timeframe, otherwise samples and supplies will be discarded, following notification to client.
Prices quoted are valid for 30 days after which they need to be reconfirmed.
This quotation confirms the understanding and agreement of the binding parties with respect to the subject matter contained within, and constitutes the entire agreement and understanding between the parties and supersedes all prior agreements and understandings hereto. No amendments, modifications, or waivers of this quotation or any provision within, shall be effective against any party, unless such party have consented it in writing. Changes to the assumption bestow Sterling Pharmaceutical the right to modify the contracted price to reflect the changes accordingly.

- .

Exhibit 10.11

Approved and Accepted
Client

Signatory___Richard Chin______________
Title_______CEO__________________

Signature/Date___/s/ Richard Chin___March 6, 2013_____________ ______

Sterling Pharmaceutical Services LLC
Signatory: Robert T Flynn
Title: Vice President

Signature/Date_____/s/ Robert T Flynn_________3/10/2013___________________

- .